Media Contact:

Dana M. Harris
Napster
310-281-5073
dana.harris@napster.com

Investor Contacts:
Alex Wellins or Jennifer Jarman
The Blueshirt Group for Napster, Inc.
(415) 217-7722
alex@blueshirtgroup.com; jennifer@blueshirtgroup.com

NAPSTER MORE THAN TRIPLES REVENUE AND ENDS FISCAL 2005 WITH 412,000 SUBSCRIBERS

LOS ANGELES, Calif. - May 11, 2005 - Napster (Nasdaq: NAPS), the biggest brand in digital music, today reported financial results for its fourth quarter and fiscal year ended March 31, 2005.

“Napster maintained its position as the most innovative and fastest growing online music subscription service by ending its first fiscal year with revenue of $46.7 million and 412,000 subscribers,” said Chris Gorog, Napster’s chairman and CEO. “Fourth quarter revenue grew 188% over the prior year quarter with the very successful launch of Napster To Go, the first portable music subscription service in the world, driving sales performance. We recently delivered on our commitment to expand our service and grow our audience with the availability of our Napstertones mobile product, which makes the hottest ringtones and exclusive Napster graphics and wallpaper available to almost 70 million cell phone users in the U.S. We ended fiscal 2005 with a very strong cash and short term investment position and are very excited to execute on our growth plans for fiscal 2006.”

Net revenue from continuing operations for the fourth quarter of fiscal 2005 grew to $17.4 million, 188% over the prior year quarter and a 44% increase from $12.1 million in the immediately preceding quarter.  Net loss from continuing operations, after income tax benefit (provision), was ($24.1) million for the fourth quarter of fiscal 2005, or ($0.59) per basic and diluted share, compared to a net loss from continuing operations, after income tax benefit (provision), of ($12.2) million or ($0.37) per basic and diluted share in the fourth quarter of fiscal 2004.

Net revenue from continuing operations for the fiscal year ended March 31, 2005 was $46.7 million, as compared to net revenue from continuing operations of $12.0 million for fiscal 2004. Net loss from continuing operations, after income tax benefit (provision), for fiscal 2005 was ($51.4) million, or ($1.43) per basic and diluted share, compared to a net loss from continuing operations, after tax benefit (provision), of ($46.4) million, or ($1.69) per basic and diluted share, in fiscal 2004.

Napster ended fiscal 2005 with $158 million in cash, cash equivalents and short-term investments, plus $14.5 million in value of shares of Sonic Solutions stock, including the associated hedge.

Business Outlook
For the first quarter of fiscal 2006 Napster expects revenue to increase to $19-21 million, which reflects more modest growth due to the start of typical summer seasonality for both Internet usage and music sales and the university summer recess which causes a seasonal cancellation of most university subscriber accounts.

“We believe that the promotion of new subscription services by competitors will expand the market. Based on our discussions with record labels, it is clear that very aggressive introductory pricing for portable subscriptions from competitors will be at negative gross margins and we believe that consumers should expect rapid price increases. We further believe that most consumers will demand that that a paid subscription service should be an ad-free environment and Napster is committed to offering true music fans a safe haven. Napster has, and continues to outsell many significant competitors both in downloads and subscription because of the quality of our experience and the power of the Napster brand. We are in development on a number of new initiatives that could significantly improve the margins of our business by leveraging the Napster brand further into the on-line and physical world with new products and services. With the fastest growing online subscription service in the industry, a subscriber base in excess of 400,000 music fans and a very healthy balance sheet, we believe we will continue to compete very successfully against any new entrants,” concluded Mr. Gorog.

Recent Highlights
▪
Napster recently launched its Napstertones mobile phone service, extending the Napster platform to cell phone users across America. The new consumer service provides ringtones, artist voice “shoutouts”, exclusive wallpapers featuring the iconic Napster Kitty and other cool graphics from Napster's library. Napstertones is immediately available to Cingular and T-Mobile subscribers, and consumers of most major carriers will be able to access the Napstertones service during summer 2005. The service will also be rolling out in Canada to consumers on the Rogers Wireless and Fido networks in June.

▪	The March 2005 Ipsos - Insight Digital Music report noted that Napster has the highest awareness of online digital music services and websites among downloaders, at 82%.
▪
There are currently 12 portable devices that support the Napster To Go service, and Napster expects this number to grow substantially throughout calendar 2005 and beyond. These include MP3 players from Creative, Dell, Gateway, iriver and Samsung and cell phones from AudioVox.

▪
To symbolize the concept of Napster To Go and underscore the value of portability, Napster conducted a Napster To Go café tour, converting venues in New York, Austin, Los Angeles and Nashville into Napster To Go Cafes and giving away "free fills & refills" of digital music along with iriver, Creative and Dell MP3 players.

Conference Call Information
The Napster fourth quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Wednesday, May 11, 2005. To participate on the live call, analysts and investors should dial 800-218-0713 at least ten minutes prior to the call. Napster will also offer a live and archived webcast of the conference call, accessible from the "Investor Relations" section of the company’s Web site at http://investor.napster.com.

About Napster
Napster, the biggest brand in digital music, is a subscription service that enables fans to freely sample the world’s largest and most diverse online collection of music and move an unlimited amount of songs to compatible MP3 players. Napster (www.napster.com) members have access to songs from all major labels and hundreds of independents and have more ways to discover, share and acquire new music and old favorites with community features like the ability to email tracks to friends and browse other members' collections. Napster also offers Napster Light, a "lighter" version of the service for those who just want to purchase songs and albums a la carte. Napster is currently available in the United States, Canada and the U.K. and is headquartered in Los Angeles with offices in London, New York, San Diego and San Jose.

Safe Harbor Statement
Except for historical information, the matters discussed in this press release, in particular matters related to Napster’s future revenue and earnings, international expansion, interoperability with popular hardware devices, the success of the Napstertones service and availability of popular content are forward-looking statements that are subject to certain risks and uncertainties such as decreased demand for our products and services; flaws inherent in our products or services; failure of our products to interoperate with the hardware products of our customers;  intense competition; failure to maintain relationships with strategic partners and content providers; general economic conditions and third party claims, that could cause actual results to differ materially from those projected. Additional information on these and other factors are contained in Napster’s reports filed with the Securities and Exchange Commission (SEC), including the Company’s Quarterly Report on Form 10-Q as filed with the SEC on February 9, 2005, copies of which are available at the website maintained by the SEC at http://www.sec.gov.  Napster assumes no obligation to update the forward-looking statements included in this press release.

Copyright © 2005 Napster, LLC. All rights reserved. Napster, the Napster Kitty Logo, Napster To Go and Napster Light are either trademarks or registered trademarks of Napster, LLC in the United States and/or other countries.

NAPSTER INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(unaudited)

	March 31,	March 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$135,416	$36,911
Restricted cash	-	1,735
Short-term investments	22,540	28,490
Investment in Sonic Shares	9,840	-
Accounts receivable, net of allowance for doubtful accounts of
$6 at March 31, 2005 and none at March 31, 2004	1,545	16,279
Investment hedge receivable	4,619	-
Prepaid expenses and other current assets	5,156	8,476
Total current assets	179,116	91,891

Long-term investments		3,000
Property and equipment, net	5,337	9,933
Goodwill	34,658	89,516
Identifiable intangible assets, net	1,349	5,899
Other assets	422	1,748

Total assets	$220,882	$201,987

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,547	$6,610
Income taxes payable	4,125	2,841
Accrued liabilities	11,137	30,102
Deferred revenues and other deferred expense benefits	8,589	1,545
Prepaid purchase price adjustment on divestiture	2,073	-
Current portion of long-term debt	15,110	15,420
Total current liabilities	47,581	56,518

Long term liabilities:
Long-term capital lease obligations	30	68
Deferred income taxes	1,696	-
Other long term liabilities	182	2,381
Total liabilities	49,489	58,967

Stockholders' equity:
Preferred stock, $0.001 par value; Authorized: 10,000 shares;
Issued and outstanding: none at December 31, 2004	-	-
and none at March 31, 2004
Common stock, $0.001 par value; Authorized: 100,000 shares;
Issued and outstanding: 42,961 shares at March 31, 2005
and 33,543 shares at March 31, 2004	43	34
Additional paid-in capital	256,585	195,970
Deferred stock-based compensation	(533)	(1,386)
Accumulated deficit	(86,422)	(56,916)
Accumulated other comprehensive income	1,720	5,318
Total stockholders' equity	171,393	143,020

Total liabilities and stockholders' equity	$220,882	$201,987

NAPSTER INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2005	2004	2005	2004
Revenues:
Content	$17,114	$6,061	$44,724	$11,964
Hardware and license	322	-	2,005	-
Total revenue	17,436	6,061	46,729	11,964

Cost of revenues :
Content	13,430	5,162	35,373	10,422
Hardware and license	445	-	2,053	-
Amortization of purchased technologies	31	31	124	108
Total cost of revenues	13,906	5,193	37,550	10,530

Gross profit	3,530	868	9,179	1,434

Content gross profit%	21.3%	14.3%	20.6%	12.0%
Hardware and license gross profit %	-38.2%	-	-2.4%	-
Gross profit %	20.2%	14.3%	19.6%	12.0%

Operating expenses:
Research and development	3,150	3,099	12,107	11,940
Sales and marketing	16,304	3,440	39,215	15,647
General and administrative	7,729	5,573	23,316	21,217
Restructuring charges	-	1,119	-	1,119
Amortization of intangible assets	474	549	1,936	2,172
Stock-based compensation charges	107	245	676	904
Total operating expenses	27,764	14,025	77,250	52,999

Loss from continuing operations	(24,234)	(13,157)	(68,071)	(51,565)

Other income, net	210	138	1,091	634

Loss before provision for income taxes	(24,024)	(13,019)	(66,980)	(50,931)
Income tax benefit (provision)	(100)	854	15,547	4,515

Loss from continuing operations, after benefit (provision )
for income taxes	(24,124)	(12,165)	(51,433)	(46,416)

Income (loss) from discontinued operations, net of tax effect	(214)	5,600	21,927	2,003

Net Loss	$(24,338)	$(6,565)	$(29,506)	$(44,413)

Earnings per share:

Net loss per share from continuing operations
Basic and diluted	$(0.59)	$(0.37)	$(1.43)	$(1.69)

Net income (loss) per share from discontinued operations
Basic and diluted	$(0.01)	$0.17	$0.61	$0.07

Net (loss) per share
Basic and diluted	$(0.60)	$(0.20)	$(0.82)	$(1.62)

Weighted average shares used in computing net
income (loss) per share
Basic and diluted	40,877	32,961	36,065	27,496

NAPSTER INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March	December	September	June
	31, 2005	31, 2004	30, 2004	30, 2004
Revenues:
Content	$17,114	$11,990	$8,912	$6,708
Hardware and license	322	121	403	1,159
Total revenue	17,436	12,111	9,315	7,867

Cost of revenues :
Content	13,430	9,573	7,055	5,315
Hardware and license	445	85	422	1,101
Amortization of purchased technologies	31	31	31	31
Total cost of revenues	13,906	9,689	7,508	6,447

Gross profit	3,530	2,422	1,807	1,420

Content gross profit%	21.3%	19.9%	20.5%	20.3%
Hardware and license gross profit %	-38.2%	29.8%	-4.7%	5.0%
Gross profit %	20.2%	20.0%	19.4%	18.1%

Operating expenses:
Research and development	3,150	2,885	3,187	2,885
Sales and marketing	16,304	9,169	9,447	4,295
General and administrative	7,729	5,467	5,501	4,619
Amortization of intangible assets	474	474	474	514
Stock-based compensation charges	107	118	205	246
Total operating expenses	27,764	18,113	18,814	12,559

Loss from continuing operations	(24,234)	(15,691)	(17,007)	(11,139)

Other income (loss), net	210	806	106	(31)

Loss before provision for income taxes	(24,024)	(14,885)	(16,901)	(11,170)
Income tax benefit (provision)	(100)	11,232	828	3,587

Loss from continuing operations, after provision
for income taxes	(24,124)	(3,653)	(16,073)	(7,583)

Income (loss) from discontinued operations, net of tax effect	(214)	16,438	760	4,943

Net income (loss)	$(24,338)	$12,785	$(15,313)	$(2,640)

Earnings per share:

Net loss per share from continuing operations
Basic and diluted	$(0.59)	$(0.10)	$(0.46)	$(0.22)

Net income (loss) per share from discontinued operations
Basic and diluted	$(0.01)	$0.47	$0.02	$0.15

Net income (loss) per share
Basic and diluted	$(0.60)	$0.36	$(0.44)	$(0.08)

Weighted average shares used in computing net
income (loss) per share
Basic and diluted	40,877	35,097	34,729	33,726